UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 2.01 of this Current Report is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Properties.

Acquisition of Windsor Manor Properties and Related Borrowings

On August 31, 2012, through our operating partnership and wholly-owned subsidiary, CHT Partners, LP, CNL Healthcare Trust, Inc. (collectively, with our applicable affiliates, “CHT” “we”, “our”, or the “Company”) entered into an agreement (the “Transfer Agreement”) with GCI Development, LLC, an affiliate of HRGreen, Inc. (collectively, with its applicable affiliates, “Green”), pursuant to which we acquired an ownership interest in three (3) senior housing properties located in Iowa, which have an agreed upon value of approximately $18.8 million (the “Windsor Manor I Properties” or the “Pool I Properties”). The acquisition of the Pool I Properties was accomplished through a new joint venture, CHT GCI Partners I, LLC, a Delaware limited liability company of which we and Green are the sole members (the “Joint Venture”). In exchange for a contribution of approximately $4.8 million, plus our pro rata share of certain expenses, we purchased 75% of the membership interests of the Joint Venture. Green’s consideration for its 25% of the membership interests in the Joint Venture consisted of (i) its contribution to the Joint Venture of all of its interests in the predecessor companies that formerly owned the Pool I Properties, and (ii) its pro rata share of certain shared expenses. As a result of the consummation of the transactions contemplated by the Transfer Agreement relative to the Pool I Properties, the Joint Venture became the owner of a 100% fee simple interest in the Pool I Properties.

The Transfer Agreement also provides for the future acquisition by the Joint Venture of three additional facilities currently owned by Green, consisting of two (2) senior housing properties collectively valued at $9.1 million (hereinafter, the ”Pool II Properties”), and one (1) senior housing property valued at $5.5 million (the “Shenandoah Facility”). The acquisition of the Pool II Properties remains subject to, among other things, the consent of the U.S. Department of Housing and Urban Development (“HUD”) to the assignment to and assumption by the Joint Venture of the existing HUD loans encumbering such facilities, due diligence, and the approval of our board of directors with respect to the further terms and conditions of the Pool II Properties acquisition. As a condition to the acquisition of the Shenandoah Facility, the facility must achieve both an eighty percent (80%) occupancy and a twenty-five percent (25%) operating margin for three (3) consecutive months prior to December 31, 2013, and in the event the required operating margin is not achieved by such date, the parties have agreed to discuss in good faith whether to proceed toward a closing or to release each other from any further obligations with respect to the Shenandoah Facility. In connection with an acquisition of the Pool II Properties and/or the Shenandoah Facility, we would make additional contributions to the Joint Venture for our pro rata share of required capital.

The Windsor Manor I Properties identified in the table below collectively feature 122 living units comprised of 94 assisted living units, and 28 memory-care units.

Windsor Manor I Properties	Location	Total Units	Occupancy % as of 07/31/2012 (1)	Year Built	Sq. Footage
Windsor Manor of Vinton	Vinton, IA	36	100%	2007	30,888
Windsor Manor of Webster City	Webster City, IA	46	58.7%	2009	37,326
Windsor Manor of Nevada	Nevada, IA	40	77.5%	2011	32,839

	—	122	78.7%	—	101,053

(1)	The Vinton facility is stabilized with a 100% occupancy rate as of July 31, 2012; and Webster City and Nevada facilities are presently in a lease-up phase.

Provision Living, LLC (“Provision Living” or the “Property Manager”) will operate and manage the Windsor Manor I Properties under long-term management services agreements (the “MSAs”) with each of the TRS subsidiaries leasing the Windsor Manor I Properties. Pursuant to the MSAs, the Property Manager will receive a base management fee equal to 5% of the monthly gross revenues collected; provided, however, that payment of the base fee is subject to subordination and forfeiture provisions where the net operating income (“NOI”) of the property does not equal or exceed certain minimum thresholds set forth in the MSAs. In addition, the Property Manager may be entitled to an incentive fee in an amount equal to 50% of NOI above specified minimum thresholds, payable quarterly, commencing 2013, subject to a cap of 2% of total collected revenue. The MSAs may be terminated without penalty in the event of various defaults, and in the event of shortfalls in NOI, as enumerated in the MSAs. Termination fees are payable to the Property Manager where we voluntarily terminate an MSA. Provision Living is also the property manager for several assets of CNL Lifestyle Properties, Inc., another real estate investment trust sponsored by CNL Financial Group, LLC, our sponsor.

In connection with the formation of the Joint Venture, the Joint Venture subsidiaries that acquired the Pool I Properties, together with the TRS subsidiaries (referred to herein collectively as, the “Pool I Borrowers”), obtained a secured loan in the original principal amount of approximately $12.4 million (the “Bridge Loan”) from KeyBank National Association (“KeyBank”), the terms of which are set forth in the Secured Loan Agreement dated August 31, 2013 (the “Bridge Loan Agreement”), and related loan documents. The Bridge Loan matures on the earlier of August 31, 2013 or the date upon which permanent financing from KeyBank is obtained; however, the Pool I Borrowers have the option to extend the maturity date to November 30, 2013, subject to certain conditions set forth in the Bridge Loan Agreement. There are no required principal payments prior to the final maturity date, but prepayments of principal are permitted without penalty, except for certain LIBOR breakage costs.

At the time of the disbursement of the Bridge Loan and periodically during the term, the Pool I Borrowers have the option to elect whether to have the Bridge Loan bear interest at the Adjusted Base Rate (as hereinafter defined) or the Adjusted LIBOR Rate (as hereinafter defined) (unless the Default Rate is applicable, such interest rate elected and in effect being referred to as, the “Applicable Rate”). The “Adjusted Base Rate” is a fluctuating interest rate per annum equal to 3.75% plus the greater of (i) the KeyBank’s prime rate, (ii) the Federal Funds Effective Rate (as defined in the Loan Agreement) in effect from time to time plus  1/2 of 1% per annum, or (iii) the Daily LIBOR Rate (as defined in the Loan Agreement). The “Adjusted LIBOR Rate” for any LIBOR Rate Interest Period (as defined in the Loan Agreement) is equal to a LIBOR based rate (described in the Bridge Loan Agreement) plus 3.75%. The Applicable Rate shall revert to the Adjusted Base Rate as of the last day of the applicable LIBOR Rate Interest Period (as defined in the Bridge Loan Agreement), unless the Pool I Borrowers again elect the Adjusted LIBOR Rate as the Applicable Rate in the manner set forth in the Bridge Loan Agreement. Provided there then exists no event of default under the Bridge Loan Agreement, at any time the Applicable Rate is the Adjusted Base Rate, the Pool I Borrowers shall have the right from time to time and in the manner and subject to the terms of the Bridge Loan Agreement, to elect the Adjusted LIBOR Rate as the Applicable Rate.

Pursuant to separate agreements with KeyBank, both the Company and Green have jointly and severally guaranteed (i) full and prompt payment of all principal and interest due on the Bridge Loan (the “Principal and Interest Payment Guarantee”) and (ii) certain losses, damages, costs, expenses, liabilities or obligations suffered or incurred by KeyBank with respect to certain matters arising under the Bridge Loan documents (the “Other Payment Guarantee”). Our aggregate maximum liability relative to the Principal and Interest Payment Guarantee is limited to 75%, and Green’s liability is limited to 25%. With respect to the Other Payment Guarantee, Green’s liability remains at 25%, and our liability is up to 100%. The Bridge Loan is secured by first priority mortgages on the Windsor Manor I Properties and contains customary covenants, and default and acceleration provisions.

The Joint Venture is governed by a limited liability company agreement dated effective August 31, 2012 (the “Joint Venture Agreement”). We are the managing member of the Joint Venture and share control with Green with respect to major decisions. Under the terms of the Joint Venture Agreement, our 11% preferred return on our capital contributions has priority over Green’s 11% preferred return on their capital contributions. Following the payment in full of such preferred returns to both parties, all subsequent distributions of net operating cash flow will be made 75% to CHT and 25% to Green, on a pro rata basis in accordance with the parties respective percentage interests in the Joint Venture. All distributions of capital proceeds, however, will be shared 60% to CHT and 40% to Green following the receipt in full of the parties’ respective 11% preferred returns on their respective contributions. The Joint Venture Agreement contains customary buy-sell and right of first refusal provisions.

We paid our advisor, CNL Healthcare Corp., an investment services fee of approximately $260,323 in connection with the acquisition of our interest in the Windsor Manor I Properties, which is equal to 1.85% of our pro rata share of the purchase price of the properties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure under Item 2.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for each of the transactions described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for each of the transactions described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits

10.1	Transfer Agreement dated August 31, 2012, by and among GCI Development, LLC and CHT Partners, LP (Filed herewith.)

10.2	Amended and Restated Limited Liability Company Agreement of CHT GCI Partners I, LLC dated August 31, 2012 by and among CHT Windsor Manor AL Holding, LLC and GCI Development, LLC (Filed herewith.)

10.3	Management and Services Agreement dated August 31, 2012, by and between Provision Living, LLC and Webster City IA Assisted Living Tenant, LLC (Filed herewith.)

10.4	Lease Agreement dated August 31, 2012, by and between Webster City IA Assisted Living Owner, LLC and Webster City IA Assisted Living Tenant, LLC (Filed herewith.)

10.5	Secured Loan Agreement dated August 31, 2012, by and among Vinton IA Assisted Living Owner, LLC, Webster City IA Assisted Living Owner, LLC, Nevada IA Assisted Living Owner, LLC, Vinton IA Assisted Living Tenant, LLC, Webster City IA Assisted Living Tenant, LLC, Nevada IA Assisted Living Tenant, LLC (Borrowers) and KeyBank National Association (Filed herewith.)

10.6	Promissory Note ($12,380,000.00) dated August 31, 2012, made by Borrowers in favor of KeyBank National Association (Filed herewith.)

10.7	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated August 31, 2012, made by Webster City IA Assisted Living Owner, LLC and Webster City IA Assisted Living Tenant, LLC in favor of KeyBank National Association (Filed herewith.)

10.8	Guaranty Agreement dated August 31, 2012, made by CNL Healthcare Trust, Inc. for the benefit of KeyBank National Association (Filed herewith.)

10.9	Schedule of Omitted Documents (Filed herewith.)

99.1	Press Release dated September 5, 2012 (Filed herewith.)

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in the Company’s prospectus dated March 12, 2012, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with the Company’s investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from the Company’s offering of shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2012		CNL HEALTHCARE TRUST, INC.
a Maryland corporation

	By:	/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President, Chief Financial Officer and Treasurer